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                                                                     EXHIBIT 4.9

                     AMENDMENT TO STOCK PURCHASE AGREEMENTS


         THIS AMENDMENT TO STOCK PURCHASE AGREEMENTS, dated as of June 25, 1999, is made and entered into between I3S FUNDING I, LLC, a North Carolina limited liability company ("FUNDING"), BLUE RIDGE INVESTORS LIMITED PARTNERSHIP, a North Carolina limited partnership ("BLUE RIDGE"), SPOTSWOOD CAPITAL, LLC, a North Carolina limited liability company ("SPOTSWOOD") (Funding, Blue Ridge and Spotswood are collectively referred to herein as the "PURCHASERS"); I 3S, INC., a Texas corporation (the "COMPANY"); and JAMES R. PRICE, GARY A. DOBBINS, CLAY
C. SCOTT, JR., CHARLES BO PRICE and GEORGE VENNER (the "SHAREHOLDERS").

                                   WITNESSETH:

         WHEREAS, Funding, the Company, the Shareholders and, in certain instances, Blue Ridge and Spotswood entered into those certain Stock Purchase Agreements, dated as of April 4, 1997, March 31, 1998 (as amended June 30,
1998), and December 30, 1998, respectively (the "FUNDING AGREEMENTS"), whereby Funding purchased an aggregate of 4,979,777 shares of Class B Common Stock, no par value per share, of the Company (the "CLASS B COMMON STOCK"); and

         WHEREAS, Blue Ridge, the Company, the Shareholders, and in certain instances, Spotswood entered into those certain Stock Purchase Agreements, dated as of July 10, 1998, and December 30, 1998, respectively (the "BLUE RIDGE AGREEMENTS"), whereby Blue Ridge purchased an aggregate of 1,037,232 shares of Class C Common Stock, no par value per share, of the Company (the "CLASS C COMMON STOCK"); and

         WHEREAS, Spotswood, the Company the Shareholders, and in certain instances, Blue Ridge entered into those certain Stock Purchase Agreements, dated as of July 10, 1998, and December 30, 1998, respectively (the "SPOTSWOOD AGREEMENTS"), whereby Spotswood purchased an aggregate of 1,037,232 shares of Class C Common Stock; and

         WHEREAS, the Company desires to sell up to 2,925,532 shares of Series A Convertible Preferred Stock, no par value per share, of the Company (the "PREFERRED STOCK") in a private placement (the "PRIVATE PLACEMENT"); and

         WHEREAS, the preferences, limitations and rights of the Class A Common Stock, no par value per share, of the Company (the "CLASS A COMMON STOCK"), the Class B Common Stock and the Class C Common Stock (the Class A Common Stock, Class B Common Stock and Class C Common Stock are collectively referred to herein as the "COMMON STOCK") must be amended in order to effectuate the Private Placement; and


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         WHEREAS, the Company and the Purchasers entered into that certain letter agreement dated as of March 2, 1999, as amended April 29, 1999, whereby they agreed to amend the documentation pertaining to the Class B and Class C Common Stock to effectuate the Private Placement; and

         WHEREAS, the Company and the Purchasers desire to document the amendments to the preferences, limitations and rights of the Common Stock.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, representations and warranties contained in the Funding Agreements, Blue Ridge Agreements and Spotswood Agreements (collectively referred to herein as the "PURCHASE AGREEMENTS") and in this Amendment, the parties hereto agree as follows:

         1. Effectiveness. This Amendment shall be effective as of the date first above written.

         2. Amendments to Purchase Agreements. To reflect the amendments to the preferences, limitations and rights of the Common Stock, the Purchase Agreements are hereby amended as follows:

                        (a) Section 2.b. of the Purchase Agreements is amended
                  to read in its entirety as follows:

            "b. Preemptive Rights/Definitions.

                i. The Class B Common Stock and Class C Common Stock shall have the preemptive rights set forth in the Company's Amended and Restated Articles of Incorporation.

                ii. For purposes of this Agreement, the "1933 Act" shall mean the Securities Act of 1933, as amended.

                iii. For purposes of this Agreement, a "Purchaser Approved
            Offering" shall have the same meaning as "Approved Offering" as defined in the Company's Amended and Restated Articles of Incorporation."

                        (b) Section 2.c. of the Purchase Agreements is amended
                  to read in its entirety as follows:

                "c. Right of First Refusal. The Class B Common Stock and Class C
            Common Stock shall be entitled to the right of first refusal as set forth in the Company's Amended and Restated Articles of Incorporation."

                        (c) Section 2.d.ii of the Funding Agreements is amended
                  to read in its entirety as follows:


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                "ii. At any time after April 4, 2002, Purchaser may require the
            Company, at the Company's expense, to register up to two (2) primary or secondary offerings of the Company's common stock (including Purchaser's Common Shares) to the extent legally permissible. Purchaser shall give the Company written notice of any exercise of this right, and the Company shall have up to one (1) year from the date of receipt of such notice to effect such registration."

                        (d) The first paragraph of Subsection 2.e.i. of the
                  Funding Agreements is amended to read in its entirety as follows:

                "i. At any time after April 4, 2001, and before the consummation of a Purchaser Approved Offering, if a bona fide offer is made by any person (other than Purchaser, or any person or entity related to or affiliated with Purchaser), to purchase all or substantially all of the assets or shares of stock of the Company, and Purchaser gives the Company written notice that it desires such offer to be accepted, the Company and its shareholders shall either accept the offer and consummate the sale on the terms and conditions of the offer, or the Company shall acquire all the equity interests owned by Purchaser in the Company on the same terms and conditions as the offer; provided, however, that if such offer is made prior to April 4, 2003, the Company shall have no such obligation unless the total consideration of such offer is at least $350,000,000."

                        (e) The first paragraph of Subsection 2.e.i. of the Blue
                  Ridge Agreements and the Spotswood Agreements is amended to read in its entirety as follows:

                "i. At any time after April 4, 2001, and before the consummation of a Purchaser Approved Offering, if a bona fide offer is made by any person (other than Purchaser, or any person or entity related to or affiliated with Purchaser), to purchase all or substantially all of the assets or shares of stock of the Company, and Funding gives the Company written notice that it desires such offer to be accepted, the Company and its shareholders shall either accept the offer and consummate the sale on the terms and conditions of the offer (in which case, if the transaction is a stock sale or merger, Purchaser also shall sell all of its equity interests in the Company on those terms and conditions), or the Company shall acquire all the equity interests owned by Purchaser and Funding in the Company on the same terms and conditions as the offer; provided, however, that if such offer is made prior to April 4, 2003, the Company shall have no such obligation unless the total consideration of such offer is at least $350,000,000. If at any time Funding approves the sale of substantially all of the assets or shares of stock of the Company, then Purchaser shall vote its shares in favor of the Transaction so approved, or if the transaction is a stock sale or merger, then Purchaser shall sell all of its equity interests in the Company on the terms and conditions so approved."


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                        (f) Subsection 2.e.ii. of the Purchase Agreements is
                  deleted in its entirety.

                        (g) Subsection 2.f. of the Purchase Agreements is
                  amended to read in its entirety as follows:

                "f. Right of Co-Sale. In addition to the rights set forth in
            Section 2.c., at any time prior to the consummation of a Purchaser Approved Offering, Purchaser shall have the right to participate pro rata to the fullest extent of its equity interest in the Company in any sale or transfer of stock, by any holder of shares of Class A Common Stock to any third party."

                        (h) Subsection 2.g.iii. of the Stock Purchase Agreements
                  is amended to read in its entirety as follows:

                "iii. INTENTIONALLY LEFT BLANK."

                Subsection 2.g.iv. of the Stock Purchase Agreements is amended to read in its entirety as follows:

                "iv. INTENTIONALLY LEFT BLANK."

                        (i) Section 2.i. of the Funding Agreements is amended to
                  add the following as the second paragraph thereof:

                "Upon the consummation of a Purchaser Approved Offering and the related conversion of the Class B Shares to Class A Common Stock, the Board of Directors will nominate Purchaser's designee, so long as such designee is reasonably qualified, and recommend in the Company's proxy statement that the shareholders vote for such designee. Purchaser shall have such right so long as Purchaser continues to hold at least 2,489,889 shares of Class A Common Stock attributable to the Class B Common Stock (subject to adjustment for subdivisions, combinations, dividends, distributions, recapitalizations, reclassifications or other changes as set forth in the Company's Amended and Restated Articles of Incorporation)."

                        (j) Section 2.i. of the Blue Ridge Agreements and the
                  Spotswood Agreements is amended to add the following as the second paragraph thereof:

                "Upon the consummation of a Purchaser Approved Offering and the related conversion of the Class B Common Stock to Class A Common Stock, the Board of Directors will nominate Funding's designee, so long as such designee is reasonably qualified, and recommend in the Company's proxy statement that the shareholders vote for such designee. Funding shall have such right so long as Funding continues


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            to hold at least 2,489,889 shares of Class A Common Stock
            attributable to the Class B Common Stock (subject to adjustment for subdivisions, combinations, dividends, distributions, recapitalizations, reclassifications or other changes as set forth in the Company's Amended and Restated Articles of Incorporation)."

                        (k) The following is added as new Section 2.j. of the
                  Funding Agreements:

                "j. Conversion. Upon the occurrence of a Purchaser Approved
            Offering, each share of Class B Common Stock held by Purchaser shall immediately and automatically be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock pursuant to the Company's Amended and Restated Articles of Incorporation."


                        (l) The following is added as new Section 2.j. of the
                  Blue Ridge Agreements and the Spotswood Agreements:

                "j. Conversion. Upon the occurrence of a Purchaser Approved
            Offering, each share of Class C Common Stock held by Purchaser shall immediately and automatically be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock pursuant to the Company's Amended and Restated Articles of Incorporation."

                        (l) Section 5.c. of the Purchase Agreements is amended
                  to read in its entirety as follows:

                "c. Delivery of Financial Materials. The Company shall deliver to Purchaser (i) within forty-five (45) days of the end of each calendar quarter, quarterly and year-to-date balance sheet and statements of income, changes in stockholders equity, and cash flow prepared in accordance with GAAP and certified by the Company's Chief Financial Officer, except such financial statements shall not contain normal and recurring year end audit adjustments;(ii) within one hundred twenty (120) days after the fiscal year end, an annual independent certified audit from an outside accounting firm reasonably designated by the Company; and (iii) as soon as practicable, but no later than thirty (30) days after the beginning of each fiscal year, beginning January 1, 2000, the Company shall provide to the Purchaser a copy of the annual budget and plan for such year which shall include, without limitation, plans for incurrence of indebtedness for borrowed money and projections regarding types of sources of funds, monthly projected capital and operating expense budgets and cash flow projections."

         3. Amended and Restated Articles of Incorporation. The Purchasers agree to sign a Unanimous Written Consent in substantially the form attached hereto as EXHIBIT "A"

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simultaneously with the execution of this Amendment. The Unanimous Written
Consent shall approve those certain Amended and Restated Articles of Incorporation (which further amend and provide for the preferences, limitations and rights of the Common Stock) (the "COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION") the form of which is attached as EXHIBIT "A" to the Unanimous Written Consent. The Purchasers agree not to revoke or terminate such consent unless the prior written consent of the Company has been obtained.

         4. Waiver of Certain Rights. Purchasers hereby waive their right of co-sale and any preemptive right they may have with respect to the sale of the Preferred Stock in the Private Placement, the issuance of additional shares of Preferred Stock as dividends thereon, and the issuance of the Class A Common Stock on the conversion thereof.

         5. Definitive Agreement. This Amendment constitutes the definitive documentation of the Class B Common Stock and Class C Common Stock amendments contemplated by that certain letter agreement dated March 2, 1999, as amended April 29, 1999, by and between Funding, Blue Ridge, Spotswood and the Company (collectively, the "LETTER AGREEMENT"). The Letter Agreement is superseded by this Amendment and shall no longer be deemed in force or effect.

         6. Miscellaneous. Except as expressly amended by this Amendment, all the terms and provisions of the Purchase Agreements shall remain unmodified and in full force and effect. This Amendment, together with the Purchase Agreements, represents the entire agreement of the parties with respect to the matters addressed herein, and may not be modified or amended except by the written agreement of all parties. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

                                        I 3S, INC.



                                        By: /s/ James R. Price
                                           -----------------------------------
                                           Name: James R. Price
                                                ------------------------------
                                           Its:  President
                                               -------------------------------

                                        I3S FUNDING I, L.L.C.

                                        By: GENEVA ASSOCIATES, L.L.C.,
                                            Manager


                                        By: /s/ Russ R. Myers
                                           -----------------------------------
                                           Name: Russ R. Myers
                                                ------------------------------
                                           Its:  Member-Manager
                                               -------------------------------

                                        BLUE RIDGE INVESTORS LIMITED
                                        PARTNERSHIP

                                        By: Blue Ridge Investors Group, Inc.,
                                            General Partner


                                        By: /s/ Russ R. Myers
                                           -----------------------------------
                                           Russ R. Myers, President


                                        SPOTSWOOD CAPITAL, LLC


                                        By: /s/ William J. Armfield IV
                                           -----------------------------------
                                            William J. Armfield IV,
                                            Member-Manager


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                                               SHAREHOLDERS:


                                               /s/ James R. Price
                                               -------------------------------
                                               JAMES R. PRICE


                                               /s/ Gary A. Dobbins
                                               -------------------------------
                                               GARY A. DOBBINS


                                               /s/ Clay C. Scott, Jr.
                                               -------------------------------
                                               CLAY C. SCOTT, JR.


                                               /s/ Charles Bo Price
                                               -------------------------------
                                               CHARLES BO PRICE


                                               /s/ George Venner
                                               -------------------------------
                                               GEORGE VENNER



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                                   EXHIBIT "A"

                            UNANIMOUS WRITTEN CONSENT




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